Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Dave Girouard, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Upstart Holdings, Inc. for the quarter ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Upstart Holdings, Inc.

Date: November 12, 2021	By:	/s/ Dave Girouard
	Name:	Dave Girouard
	Title:	Chief Executive Officer and President
(Principal Executive Officer)
I, Sanjay Datta, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Upstart Holdings, Inc. for the quarter ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Upstart Holdings, Inc.

Date: November 12, 2021	By:	/s/ Sanjay Datta
	Name:	Sanjay Datta
	Title:	Chief Financial Officer
(Principal Financial Officer)